Exhibit 10.17

DIRECTOR RETIREMENT AGREEMENTS

Summary Of Material Terms Specific To Each Director

Name	Date of Agreement	Normal Retirement Age Annual Benefit	Benefit under Endorsement Split Dollar Agreement

Mr. Hoogenboom	December 19, 2006	$18,000	$50,000
Mr. Jebaily	December 19, 2006	$12,000	$50,000
Mr. Kampiziones	December 19, 2006	$12,000	$50,000
Dr. Lusk	December 19, 2006	$12,000	$50,000
Me. Porter	December 19, 2006	$12,000	$50,000
Mr. Turner	December 19, 2006	$12,000	$50,000
Mr. Willis	December 19, 2006	$12,000	$-0-

MR. KAMPIZIONES’ DIRECTOR RETIREMENT AGREEMENT DOES NOT VEST UNTIL THE LATER OF NORMAL RETIREMENT AGE OR SEVEN YEARS OF SERVICE.

FIRST RELIANCE BANK
DIRECTOR RETIREMENT AGREEMENT

          This DIRECTOR RETIREMENT AGREEMENT (this “Agreement”) is entered into as of                             ,  2006 by and between First Reliance Bank, a South Carolina-chartered bank (the “Bank”), and ______________,  a director of the Bank (the “Director”).

          WHEREAS, to encourage the Director to remain a member of the Bank’s board of directors, the Bank is willing to provide retirement benefits to the Director, which the Bank will pay from its general assets, and

          WHEREAS, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned.

          NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Director and the Bank hereby agree as follows.

ARTICLE 1
DEFINITIONS

          Whenever used in this Agreement, the following words and phrases shall have the meanings specified.

          1.1      “Accrual Balance” means the liability that should be accrued by the Bank under generally accepted accounting principles (“GAAP”) to account for the Bank’s obligation to the Director under this Agreement, applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106.  The Accrual Balance shall be calculated using a discount rate determined by the Plan Administrator, resulting in an Accrual Balance at the Normal Retirement Age that equals the present value of the normal retirement benefits.  The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance.  In its sole discretion, the Plan Administrator may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.

          1.2      “Beneficiary” means each designated person, or the estate of the deceased Director, entitled to benefits, if any, upon the death of the Director, determined according to Article 4.

           1.3     “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Director completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

          1.4      “Change in Control” shall mean a change in control as defined in Internal Revenue Code section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including –

          (a)          Change in ownership: a change in ownership of First Reliance Bancshares, Inc. occurs on the date any one person or group accumulates ownership of First Reliance Bancshares, Inc.’s stock constituting more than 50% of the total fair market value or total voting power of First Reliance Bancshares, Inc.’s stock,

          (b)          Change in effective control: (x) any one person or more than one person acting as a group acquires within a 12-month period ownership of stock of First Reliance Bancshares, Inc. possessing 35% or more of the total voting power of First Reliance Bancshares, Inc.’s stock, or (y) a majority of First Reliance Bancshares, Inc.’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of First Reliance Bancshares, Inc.’s board of directors, or

          (c)          Change in ownership of a substantial portion of assets: a change in the ownership of a substantial portion of First Reliance Bancshares, Inc.’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires assets from First Reliance Bancshares, Inc. having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of First Reliance Bancshares, Inc. immediately before the acquisition or acquisitions.  For this purpose, gross fair market value means the value of First Reliance Bancshares, Inc.’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

          1.5     “Code” means the Internal Revenue Code of 1986, as amended, and rules, regulations, and guidance of general application issued thereunder by the Department of the Treasury.

          1.6     “Effective Date” means July 1, 2006.

          1.7      “Normal Retirement Age” means the Director’s 78th birthday.

          1.8      “Plan Administrator” or “Administrator” means the plan administrator described in Article 7.

          1.9        “Plan Year” means a twelve-month period commencing on January 1 and ending on December 31 of each year.  The initial Plan Year shall commence on the effective date of this Agreement.

          1.10     “Separation from Service” means the Director’s service as a director, executive, or independent contractor to the Bank and any member of a controlled group, as defined in Code section 414, terminates for any reason, other than because of a leave of absence approved by the Bank and other than because of the Director’s death.  For purposes of this Agreement, if there is a dispute about the Director’s status or the date of the Director’s Separation from Service, the Bank shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

          1.11     “Termination for Cause” means the Director is not nominated by the board or nominating committee for reelection as a director after the expiration of the Director’s term, or the Director is removed from the board of directors, in either case because of the Director’s –

(a) gross negligence or gross neglect of duties,

(b) commission of a felony or commission of a misdemeanor involving moral turpitude,

          (c)          fraud, disloyalty, dishonesty, or willful violation of any law or significant policy of the Bank committed in connection with the Director’s service and resulting in an adverse effect on the Bank, or

          (d)          removal from service or permanent prohibition from participating in the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. 1818(e)(4) or (g)(1)].

ARTICLE 2
LIFETIME BENEFITS

          2.1     Normal Retirement Age.  Unless Separation from Service occurs first, instead of any other benefit under this Agreement the Bank shall pay an annual benefit of $________ in cash to the Director if the Director remains in active service with the Bank through the earlier of (x) Normal Retirement Age or (y) seven years from the Effective Date of this Agreement.  If the Director’s Separation from Service thereafter is a Termination for Cause or if this Agreement terminates under Article 5, no further benefits shall be paid.  The Bank shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the first to occur of (x) the month in which the Director attains the Normal Retirement Age or (y) the month in which the seventh anniversary of the Effective Date of this Agreement occurs.  The annual benefit shall be paid to the Director for ten years.  However, if a Change in Control occurs while the Director is receiving benefits under this section 2.1, the Bank shall pay to the Director in a single lump sum within three days after the Change in Control the Accrual Balance existing when the Change in Control occurs.  Despite any contrary provision of this Agreement however, no benefits under this Agreement or under the Endorsement Split Dollar Agreement shall be paid or payable to the Director or Beneficiary if this Agreement is terminated under Article 5.

          2.2     Separation from Service Before Normal Retirement Age.  If the Director’s Separation from Service occurs before the Director becomes entitled to the benefit under section 2.1, within three days after Separation from Service the Bank shall pay to the Director in a single lump sum the Accrual Balance existing when Separation from Service occurs.  Despite any contrary provision of this Agreement however, no benefits under this Agreement or under the Endorsement Split Dollar Agreement shall be paid or payable to the Director or Beneficiary if this Agreement is terminated under Article 5.

ARTICLE 3
DEATH BENEFIT

          3.1     Death Before Separation from Service.  If the Director dies before Separation from Service and at death the Director is not yet entitled to the benefit under section 2.1, at the Director’s death the Beneficiary shall be entitled to (w) the benefit described in the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A and (x) the Accrual Balance existing on the date of the Director’s death.  The benefit specified in clause (x) shall be paid to the Beneficiary 90 days after the Director’s death.  If the Director dies before Separation from Service but at death the Director has become entitled to the benefit under section 2.1, at the Director’s death the Beneficiary shall be entitled to (y) the benefit described in the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A and (z) the benefit specified in section 2.1 that remains unpaid on the date of the Director’s death.  The benefit, if any, specified in clause (z) shall be paid to the Beneficiary at the same time and in the same amount the benefit would have been paid to the Director had the Director survived.  Despite any contrary provision of this Agreement however, no benefits under this Agreement or under the Endorsement Split Dollar Agreement shall be paid or payable to the Director or Beneficiary if this Agreement is terminated under Article 5.

          3.2     Death after Separation from Service.  The Director’s Beneficiary shall be entitled to no benefits under the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A after the Director’s Separation from Service.  If the Director dies after Separation from Service but at Separation from Service the Director had become entitled to the benefit under section 2.1, at the Director’s death the Beneficiary shall be entitled to any benefits under section 2.1 that remain unpaid on the date of the Director’s death, which benefits shall be paid to the Beneficiary at the same time and in the same amount the benefit would have been paid to the Director had the Director survived.  If the Director dies after Separation from Service but at Separation from Service the Director was entitled solely to the benefit under section 2.2, at the Director’s death the Beneficiary shall be entitled to no benefits under this Agreement.

ARTICLE 4
BENEFICIARIES

          4.1     Beneficiary Designations.  The Director shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement upon the death of the Director.  The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Director participates.

          4.2     Beneficiary Designation: Change.  The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent.  The Director’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved.  The Director shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time.  Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Director and accepted by the Plan Administrator before the Director’s death.

          4.3     Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.

          4.4     No Beneficiary Designation.  If the Director dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Director, then the Director’s spouse shall be the designated Beneficiary.  If the Director has no surviving spouse, the benefits shall be made to the personal representative of the Director’s estate.

          4.5     Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person.  The Bank may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit.  Distribution shall completely discharge the Bank from all liability for the benefit.

ARTICLE 5
GENERAL LIMITATIONS

          5.1     Termination for Cause.  Despite any contrary provision of this Agreement, the Bank shall not pay any benefit under this Agreement and this Agreement shall terminate if Separation from Service is the result of Termination for Cause.  Likewise, the Beneficiary shall be entitled to no benefits under the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A and the Endorsement Split Dollar Agreement also shall terminate if Separation from Service is the result of Termination for Cause.

          5.2     Suicide or Misstatement.  The Bank shall not pay any benefit under this Agreement and the Beneficiary shall be entitled to no benefits under the Endorsement Split Dollar Agreement attached as Addendum A if the Director commits suicide within two years after the date of this Agreement or if the Director makes any material misstatement of fact on any application or resume provided to the Bank or on any application for benefits provided by the Bank.

          5.3     Removal.  If the Director is removed from office or permanently prohibited from participating in the Bank’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, and the Endorsement Split Dollar Agreement also shall terminate as of the effective date of the order.

          5.4     Default.  Despite any contrary provision of this Agreement, if the Bank is in “default” or “in danger of default,” as those terms are defined in section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

          5.5     FDIC Open-Bank Assistance.  All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Federal Deposit Insurance Act section 13(c).  12 U.S.C. 1823(c).  Rights of the parties that have already vested shall not be affected by such action, however.

ARTICLE 6
CLAIMS AND REVIEW PROCEDURES

          6.1     Claims Procedure.  The Bank shall notify in writing any person or entity making a claim for benefits under this Agreement (the “Claimant”) of his or her eligibility or ineligibility for benefits under the Agreement.  The Bank shall send the written notice to the Claimant within 90 days after Claimant’s written application for benefits.  If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall state (w) the specific reasons for denial, (x) a specific reference to the provisions of the Agreement on which the denial is based, (y) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed, and (z) an explanation of the Agreement’s claims review procedure and other appropriate information concerning the steps to be taken if the Claimant wishes to have the claim reviewed.  If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and the Bank may extend the time for up to an additional 90 days.

          6.2     Review Procedure.  If the Bank determines that the Claimant is not eligible for benefits or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have the claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank.  The petition shall state the specific reasons the Claimant believes entitle him or her to benefits or to greater or different benefits.  Within 60 days after receipt by the Bank of the petition, the Bank shall give the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents.  The Bank shall notify the Claimant of the Bank’s decision in writing within the 60-day period, stating specifically the basis of its decision and identifying the specific provision(s) of the Agreement on which the decision is based.  If because of the need for a hearing the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

ARTICLE 7
PLAN ADMINISTRATION

          7.1     Plan Administrator Duties.  This Agreement shall be administered by a Plan Administrator consisting of the board or such committee or persons as the board shall appoint.  The Director may be a member of the Plan Administrator.  The Plan Administrator shall also have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

          7.2      Agents.  In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

          7.3     Binding Effect of Decisions.  The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.  No Director shall be deemed to have any right, vested or nonvested, regarding the continuing effect of any decision or action of the Plan Administrator.

          7.4     Indemnity of Plan Administrator.  The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

          7.5     Bank Information.  To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Director, and such other pertinent information as the Plan Administrator may reasonably require.

ARTICLE 8
MISCELLANEOUS

          8.1     Amendment.  This Agreement may be amended solely by a written agreement signed by the Bank and the Director, except that the Bank specifically reserves the right to amend this Agreement as necessary to comply with Code section 409A.

          8.2     Termination.  The Bank reserves the right to terminate this Agreement at any time if, because of legislative, judicial or regulatory action, continuation of the Agreement would (x) cause benefits to be taxable to the Director before actual receipt or (y) in the Bank’s judgment, result in significant financial penalties or other significantly detrimental consequences for the Bank (other than the financial impact of paying benefits).  Any termination of this Agreement shall be subject to any restrictions on termination that are applicable to ensure continued compliance under section 409A.

          8.3     Binding Effect.  This Agreement shall bind the Director and the Bank and their beneficiaries, successors and assigns, survivors, executors, administrators, and transferees.

          8.4     No Guarantee of Service.  This Agreement is not a contract for services.  This Agreement does not give the Director the right to remain a director of the Bank nor does this Agreement interfere with the shareholder’s right to replace the Director.  This Agreement also does not require the Director to remain a director nor interfere with the Director’s right to terminate services at any time.

          8.5     Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered.

          8.6     Taxes.  The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

          8.7     Successors; Binding Agreement.  By an assumption agreement in form and substance satisfactory to the Director, the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank or First Reliance Bancshares, Inc. to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred.

          8.8     Applicable Law.  The Agreement and all rights hereunder shall be governed by the internal substantive laws of the State of South Carolina, without regard to principles of conflict of laws.

          8.9     Unfunded Arrangement.  The Director is a general unsecured creditor of the Bank for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Bank to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Director’s life is a general asset of the Bank to which the Director has no preferred or secured claim.

          8.10     Severability.  If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with the law.  If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and the remainder of such provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with the law.

          8.11     Captions and Counterparts.  Section headings and subheadings are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement.

          8.12     Entire Agreement.  This Agreement constitutes the entire agreement between the Bank and the Director concerning the subject matter.  No rights are granted to the Director other than those specifically set forth.

          8.13     Waiver.  A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be considered a waiver of such terms or conditions for the future, or of any subsequent breach thereof.  All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either party.

          8.14     Notices.  Any notice under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile.  Unless otherwise changed by notice, notice shall be properly addressed to the Director if addressed to the address of the Director on the books and records of the Bank at the time of the delivery of the notice, and properly addressed to the Bank if addressed to the board of directors, First Reliance Bank, 2170 West Palmetto Street, Florence, South Carolina 29501 Attention: Corporate Secretary.

          8.15     Internal Revenue Code Section 409A.  The Bank and the Director intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Internal Revenue Code of 1986.  If when the Director’s service terminates the Director is a specified employee, as defined in section 409A of the Internal Revenue Code of 1986, or if any payments or benefits under this Agreement will result in additional tax or interest to the Director because of section 409A(a)(1), then despite any provision of this Agreement to the contrary the Director will not be entitled to the payments or benefits until the earliest of (x) the date that is at least six months after termination of the Director’s service for reasons other than the Director’s death, (y) the date of the Director’s death, or (z) any earlier date that does not result in additional tax or interest to the Director under section 409A.  As promptly as possible after the end of the period during which payments or benefits are delayed under this provision, the entire amount of the delayed payments shall be paid to the Director in a single lump sum.  If any provision of this Agreement does not satisfy the requirements of section 409A, the provision shall nevertheless be applied in a manner consistent with those requirements, despite any contrary provision of this Agreement.  If any provision of this Agreement would subject the Director to additional tax or interest under section 409A, the Bank shall reform the provision.  However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Director to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision.  References in this Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

          IN WITNESS WHEREOF, the Director and a duly authorized officer of the Bank have executed this Director Retirement Agreement as of the date first written above.

Director:	First Reliance Bank:

By:

Its:

BENEFICIARY DESIGNATION
FIRST RELIANCE BANK
DIRECTOR RETIREMENT AGREEMENT

          I, _________________, designate the following as beneficiary of any death benefits under this Director Retirement Agreement –

Primary:

.

Contingent:

.

          Note:  To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

          I understand that I may change these beneficiary designations by filing a new written designation with the Bank.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

            Signature:  _____________________

                              _____________________

          Date:           _______________________, 2006

          Accepted by the Bank this              day of                                            , 2006.

By:	___________________________

Print Name:	___________________________

Title:	___________________________

ADDENDUM A

FIRST RELIANCE BANK
ENDORSEMENT SPLIT DOLLAR AGREEMENT

          This ENDORSEMENT SPLIT DOLLAR AGREEMENT (this “Agreement”) is entered into as of this            day of                                , 2006 by and between First Reliance Bank, a South Carolina-chartered bank (the “Bank”), and __________, a director of the Bank (the “Director”).  This Agreement shall append the Split Dollar Policy Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

          WHEREAS, to encourage the Director to remain a member of the Bank’s board of directors, the Bank is willing to divide the death proceeds of a life insurance policy on the Director’s life, and

          WHEREAS, the Bank will pay life insurance premiums from its general assets.

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE 1
GENERAL DEFINITIONS

          Capitalized terms not otherwise defined in this Agreement are used herein as defined in the Director Retirement Agreement dated as of the date of this Agreement between the Bank and the Director.  The following terms shall have the meanings specified.

          1.1          “Administrator” means the administrator described in Article 7.

          1.2          “Director’s Interest” means the benefit set forth in section 2.2.

          1.3          “Insured” means the Director.

          1.4          “Insurer” means each life insurance carrier for which there is a Split Dollar Policy Endorsement attached to this Agreement.

          1.5          “Net Death Proceeds” means the total death proceeds of the Policy minus the cash surrender value.

          1.6          “Policy” means the specific life insurance policy or policies issued by the Insurer.

          1.7          “Split Dollar Policy Endorsement” means the form required by the Administrator or the Insurer to indicate the Director’s interest, if any, in a Policy on the Director’s life.

ARTICLE 2
POLICY OWNERSHIP/INTERESTS

          2.1          Bank Ownership.  The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership.  The Bank shall be the beneficiary of the remaining death proceeds of the Policy after the Director’s interest is paid according to section 2.2 below.

          2.2          Death Benefit.  Provided the Director’s death occurs before the Director’s Separation from Service, at the Director’s death the Director’s beneficiary designated in accordance with the Split Dollar Policy Endorsement shall be entitled to the lesser of (x) ______ or (y) 100% of the Net Death Proceeds (the lesser of (x) and (y) being referred to hereinafter as the “Director’s Interest”).  The Director shall have the right to designate the beneficiary of the Director’s Interest.

          2.3          Option to Purchase.  Upon termination of this Agreement, the Bank shall not sell, surrender, or transfer ownership of the Policy without first giving the Director or the Director’s transferee the option to purchase the Policy for a period of 60 days from written notice of such intention.  The purchase price shall be an amount equal to the cash surrender value of the Policy.

          2.4          Comparable Coverage.  The Bank shall maintain the Policy in full force and effect.  The Bank may not amend, terminate, or otherwise abrogate the Director’s interest in the Policy unless the Bank replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and executes a new split dollar agreement and endorsement for the comparable insurance policy.  The Policy or any comparable policy shall be subject to claims of the Bank’s creditors.

          2.5          Internal Revenue Code Section 1035 Exchanges.  The Director recognizes and agrees that the Bank may after this Agreement is adopted wish to exchange the Policy of life insurance on the Director’s life for another contract of life insurance insuring the Director’s life.  Provided that the Policy is replaced (or intended to be replaced) with a comparable policy of life insurance, the Director agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable insurer.

ARTICLE 3
PREMIUMS

          3.1          Premium Payment.  The Bank shall pay any premiums due on the Policy.

          3.2          Economic Benefit.  The Administrator shall annually determine the economic benefit attributable to the Director based on the life insurance premium factor for the Director’s age multiplied by the aggregate death benefit payable to the Director’s beneficiary.   The “life insurance premium factor” is the minimum factor applicable under guidance published pursuant to Treasury Reg. section 1.61-22(d)(3)(ii) or any subsequent authority.

          3.3          Imputed Income.  The Bank shall impute the economic benefit to the Director on an annual basis, by adding the economic benefit to the Director’s Form 1099, or if applicable, W-2.

ARTICLE 4
ASSIGNMENT

          The Director may irrevocably assign without consideration all of the Director’s interest in the Policy and in this Agreement to any person, entity, or trust established by the Director or the Director’s spouse.  If the Director transfers all of the Director’s interest in the Policy, then all of the Director’s interest in the Policy and in the Agreement shall be vested in the Director’s transferee, who shall be substituted as a party hereunder and the Director shall have no further interest in this Agreement.

ARTICLE 5
INSURER

          The Insurer shall be bound by the terms of the Policy only.  Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons.  The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

ARTICLE 6
CLAIMS AND REVIEW PROCEDURES

          6.1          Claims Procedure.  The Bank shall notify in writing any person or entity making a claim for benefits under this Agreement (the “Claimant”) of his or her eligibility or ineligibility for benefits under the Agreement.  The Bank shall send the written notice to the Claimant within 90 days after Claimant’s written application for benefits.  If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall state (w) the specific reasons for denial, (x) a specific reference to the provisions of the Agreement on which the denial is based, (y) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed, and (z) an explanation of the Agreement’s claims review procedure and other appropriate information concerning the steps to be taken if the Claimant wishes to have the claim reviewed.  If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and the Bank may extend the time for up to an additional 90 days.

          6.2          Review Procedure.  If the Bank determines that the Claimant is not eligible for benefits or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have the claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank.  The petition shall state the specific reasons the Claimant believes entitle him or her to benefits or to greater or different benefits.  Within 60 days after receipt by the Bank of the petition, the Bank shall give the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents.  The Bank shall notify the Claimant of the Bank’s decision in writing within the 60-day period, stating specifically the basis of its decision and identifying the specific provision(s) of the Agreement on which the decision is based.  If because of the need for a hearing the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

ARTICLE 7
ADMINISTRATION OF AGREEMENT

          7.1           Administrator Duties.  This Agreement shall be administered by an Administrator, which shall consist of the Bank’s board of directors or such committee as the board shall appoint.  The Director may be a member of the Administrator.  The Administrator shall also have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

          7.2          Agents.  In the administration of this Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

          7.3          Binding Effect of Decisions.  The decision or action of the Administrator about any question arising out of or in connection with the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

          7.4          Indemnity of Administrator.  The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Administrator or any of its members.

          7.5          Information.  To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Separation from Service of the Director, and such other pertinent information as the Administrator may reasonably require.

ARTICLE 8
MISCELLANEOUS

          8.1          Amendment and Termination of Agreement.  This Agreement may be amended or terminated solely by a written agreement signed by the Bank and the Director.  However, this Agreement shall terminate upon the first to occur of (x) distribution of the death benefit proceeds in accordance with section 2.2 above or (y) termination of the Director Retirement Agreement under Article 5 of the Director Retirement Agreement or (z) the Director’s Separation from Service.

          8.2           Binding Effect.  This Agreement shall bind the Director and the Bank and their beneficiaries, survivors, executors, administrators, and transferees, and any Policy beneficiary.

          8.3           No Guarantee of Employment.  This Agreement is not an employment policy or contract.  It does not give the Director the right to remain a director of the Bank.  It also does not require the Director to remain a director or interfere with the Director’s right to terminate service at any time.

          8.4          Successors; Binding Agreement.  By an assumption agreement in form and substance satisfactory to the Director, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no succession had occurred.

          8.5           Applicable Law.  This Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

          8.6           Entire Agreement.  This Agreement and the Director Retirement Agreement constitute the entire agreement between the Bank and the Director concerning the subject matter.  No rights are granted to the Director under this Agreement other than those specifically set forth.

          8.7          Severability.  If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law.  If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid, and the remainder of the provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

          8.8          Headings.  Headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

          8.9          Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.  Unless otherwise changed by notice, notice shall be properly addressed to the Director if addressed to the address of the Director on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to the Bank if addressed to the board of directors, First Reliance Bank, 2170 West Palmetto Street, Florence, South Carolina 29501.

          In WITNESS WHEREOF, the Director and a duly authorized representative of the Bank have executed this Agreement as of the date first written above.

DIRECTOR:	BANK:
First Reliance Bank

By:

Its:

AGREEMENT TO COOPERATE WITH INSURANCE UNDERWRITING INCIDENT TO INTERNAL REVENUE CODE SECTION 1035 EXCHANGE

          I acknowledge that I have read the Endorsement Split Dollar Agreement and agree to be bound by its terms, particularly the covenant on my part set forth in section 2.5 of the Endorsement Split Dollar Agreement to provide medical information and cooperate with medical insurance-related testing required by an insurer to issue a comparable insurance policy to cover the benefit provided under this Endorsement Split Dollar Agreement.

Witness